Name and Address of Reporting Person	Designated Reporter (1)	Date of Event Requiring Statement	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	5. Ownership Form of Derivative Security Direct (D) or Indirect (I):	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
SG Phoenix Ventures LLC	SG DMTI Capital LLC	12/30/05	Datametrics Corporation (DMTI)	See Table I See Table II	See Table II	I I	See Explanatory Note 2 below	Yes
Philip S. Sassower	SG DMTI Capital LLC	12/30/05	Datametrics Corporation (DMTI)	See Table I See Table II	See Table II	I I	See Explanatory Note 3 below	Yes
Andrea Goren	SG DMTI Capital LLC	12/30/05	Datametrics Corporation (DMTI)	See Table I See Table II	See Table II	I I	See Explanatory Note 4 below	Yes

Explanatory Notes:

(1)  The Designated Reporter is executing this report on behalf of all reporting persons, each of whom has authorized it to do so.

(2)  The amounts shown in Table I and Table II as directly owned securities represent the beneficial ownership of the Issuer’s securities by SG DMTI Capital LLC, a portion of which may be attributable to SG Phoenix Ventures LLC because the reporting person is the managing member of SG DMTI Capital LLC.  SG Phoenix Ventures LLC disclaims beneficial ownership of such securities beneficially owned by SG DMTI Capital LLC.

(3)  The amounts shown in Table I and Table II as directly owned securities represent the beneficial ownership of the Issuer’s securities by SG DMTI Capital LLC, a portion of which may be attributable to Mr. Sassower because the reporting person is a managing member of SG Phoenix Ventures LLC, the managing member of SG DMTI Capital LLC.  Mr. Sassower disclaims beneficial ownership of such securities beneficially owned by SG DMTI Capital LLC.

(4)  The amounts shown in Table I and Table II as directly owned securities represent the beneficial ownership of the Issuer’s securities by SG DMTI Capital LLC, a portion of which may be attributable to Mr. Goren because the reporting person is a managing member of SG Phoenix Ventures LLC, the managing member of SG DMTI Capital LLC.  Mr. Goren disclaims beneficial ownership of such securities beneficially owned by SG DMTI Capital LLC.